Exhibit 10.23

LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Agreement”) is made on June 18th, 2013 between:

ASO 2020 Maritime S.A. a company duly established and validly existing under the laws of Marshall Islands, under registration no. 60690 having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Lender”)

Nordic Bulk Holding Company Ltd., of 3rd Floor, Par La Ville Place, 14 Par La Ville Road, Hamilton, Bermuda (the “Borrower”).

(the Lender and the Borrower being from time to time, hereinafter referred to as the “Parties”).

WHEREAS the Lender has made available to the Borrower a loan of $ 12,683,333.33 on 10.1.2013;

WHEREAS the Lender has made available to the Borrower a loan of $ 2,173,333.33 on 18.3.2013;

WHEREAS the Lender shall make available to the Borrower a further amount of $ 2,173,334 upon and subject to the terms of this Agreement.

1.	DEFINITIONS

Terms Defined In this Agreement:

“Business Day”	means a day (other than a Saturday or a Sunday) on which banks are open for business in London, New York and Panama;

“Loan”	means the principal amount of the borrowing by the Borrower hereunder or (as the context requires) the principal amount thereof from time to time outstanding;

“Repayment Day”	means January 9th 2023 or any prior date in accordance with Clause 4.1.

“Taxes”	includes all present and future taxes, levies, duties, deductions, charges, fees and withholdings of any nature impose, levied, collected, withheld or assessed by any country or any political sub-division taxing authority thereof: “Taxation” shall be construed accordingly.

2.	THE LOAN

2.1.	Loan

Subject to the terms of this Agreement and in reliance on the representations and warranties of the Borrower set out in Clause 7, the Lender has granted to the Borrower a further loan of Two Million One Hundred Seventy Three Thousand Three Hundred Thirty Four US Dollars ($ 2,173,334) (the “Loan”).

2.2.	Purpose of the Loan

The purpose of the Loan is to provide financing for the Borrower’s activities and investments.

3.	DRAWDOWN

The Loan shall be paid within one Business Day from the execution of this Agreement.

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4.	REPAYMENT

4.1.	Repayment

The Borrower shall repay the Loan in full on the Repayment Date.

4.2.	Voluntary early payments

The Borrower may prepay all or part of the Loan without penalty prior to the Repayment Day, however not in amounts or increments with respect to prepayment of less than all of the Loan which are less than Fifty Thousand US Dollars ($ 50,000).

5.	INTEREST AND SUBORDINATION

5.1.	Interest

The Loan is interest free.

5.2.	Subordination

The Loan is fully subordinated to a certain loan agreement concluded on 25.07.2012 between Bulk Nordic Odyssey LTD, Bulk Nordic Orion LTD and DVB Bank SE.

6.	PAYMENTS

6.1.	Funds and Place

All payments to be made by Borrower hereunder shall be made to the Lender in US Dollars in same day funds on the due date to such account of the Lender as the Lender may specify for this purpose.

6.2.	Taxes

All payments to be made by the Borrower hereunder shall be made without set-off or counterclaim, or deduction due to any taxation, fees or penalties, including but not limited to any withholding tax or Value Added Tax.

7.	REPRESENTATION AND WARRANTIES

7.1.	The Borrower makes the following representations and warranties to and for the benefit of the Lender:

(i)	Status: It is a limited liability company, duly incorporated and validly existing under the laws of Bermuda;
(ii)	Powers and authority: It has the power to enter into and perform, and has taken all necessary action to authorize the entry into, performance and delivery of this Agreement and the transactions contemplated hereby;
(iii)	Legal validity: This Agreement constitutes its legal, valid and binding obligations enforceable in accordance with the terms hereof;
(iv)	Non – conflict: The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not:
•	conflict with any law or regulation or judicial or official order; or
•	conflict with the articles of association of the Borrower; or
•	conflict with any mortgage, agreement or other undertaking or instrument which is binding upon the Borrower or of its assets.

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8.	NOTICES

Except as otherwise stated herein, all notices, requests, demands and other communications to, upon or by any party hereto shall be given or made in writing or by registered post or facsimile transmission or e-mail and shall be duly given or made if dispatched in writing by registered post or facsimile transmission or e-mail to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed as follows:

if to the Borrower at

Third Floor, Par La Ville Place

14 Par La Ville Road

Hamilton, HM08

Bermuda

Tel: +1(0) 441-295-8313

Fax: +1(0) 441-292-1373

Email: sdurrant@consolidated.bm

if to the Lender at:

To the attention of: Mr. John P. Ioannidis

ASO 2020 Maritime S.A.

c/o Olympic Shipping and Management S.A.

8, Zephyrou St. P. Phaleron

GR 175 64 Athens Greece

Tel: +30 210 9498 353

Fax: +30 210 9498 364

Email: john.ioannidis@olyship.com

With a copy to:

ASO Holdings S.A.

Städtle 27

Vaduz, FL 9490 Lichtenstein

Attention: Anthony S. Papadmitriou

Facsimile: +00423 23 50 220

Email: asp@onassis.gr

Or at such other addresses or facsimile number as may have been notified by the intended addressee to the other party by not less than five (5) Business Days’ prior notice. Any notice or other communication hereunder required to be given in writing shall be duly given by registered post or facsimile to be effective version for the purposes hereof. All such notices, requests, demands or other communications, if duly given or made, shall be effective upon receipt.

9.	ASSIGNMENT

The Lender may at any time assign or transfer all or part of its right or obligations hereunder to any of its Affiliates, however he remains responsible for the terms of such assignment to be identical to those of this Agreement.

10.	ENTIRE AGREEMENT

This Agreement constitutes, together with the Subscription Agreement, the whole agreement of the Parties in relation to its subject matter and supersedes any previous agreement, representations, warranties or arrangements, allegations or promises (whether in writing or oral) between them in relation to that matter (with the exception of the Restructuring Agreement). No modification of this Agreement shall be effective unless it is made in writing and signed by both Parties.

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11.	CONFIDENTIALITY

This Agreement is private and confidential and each Party undertakes that it shall not at any time disclose to any person or entity any information or details in relation to this Agreement except as provided in next paragraph of this clause.

Each Party may disclose information regarding this Agreement:

(i)	to its employees, officers, contracted representatives or contracted advisers who need to know such information for the purposes of carrying out the Party’s obligations under this agreement. Each Party shall ensure that its employees, officers, contracted representatives or contracted advisers to whom it discloses the other Party’s confidential information comply with this clause 11; and

(ii)	as it may be obliged to do by operation of law, by court order or by any governmental or regulatory authority.

12.	GOVERNING LAW

This Agreement and any dispute or claim (whether contractual or otherwise) arising out of or in connection with it or its subject matter shall be governed by and construed solely in accordance with English law.

13.	DISPUTE RESOLUTION

The Parties irrevocably agree that the High Court of London located in London is to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and the documents to be entered into pursuant to it. The Parties irrevocably submit to the jurisdiction of such courts and waive any objection to proceedings in any such court on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum.

14.	COSTS AND CHARGES

All banking costs and charges related to the disbursement and repayment of the Loan shall be borne by the Borrower.

15.	LANGUAGE

This Agreement is made in English in two originals – one the Lender and one for the Borrower.

AS WITNESSED WHEREOF, the parties hereto have caused this Agreement to be signed in two copies on date first above written.

Signed by (Name & Signature)

for and on behalf of the Lender

Signed by (Name & Signature)

for and on behalf of the Borrower

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